Exhibit 99.3

FOR IMMEDIATE RELEASE

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. ANNOUNCES PROPOSED

PRIVATE OFFERING OF SENIOR SUBORDINATED NOTES

San Antonio, TX, February 4, 2019 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that its indirect, wholly-owned subsidiary, Clear Channel Worldwide Holdings, Inc. (“Clear Channel Worldwide”), will offer, subject to market and customary conditions, $2,200,000,000 aggregate principal amount of Senior Subordinated Notes due 2024 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Company, its wholly-owned subsidiary Clear Channel Outdoor, Inc., and certain of the Company’s other domestic subsidiaries will guarantee the Notes. The Notes will be unsecured senior subordinated obligations that will rank junior to all of Clear Channel Worldwide’s existing and future senior debt, equally with any of Clear Channel Worldwide’s existing and future senior subordinated debt and ahead of all of Clear Channel Worldwide’s existing and future debt that expressly provides that it is subordinated to the Notes. The guarantees of the Notes will rank junior to all of the guarantors’ existing and future senior debt, equally with any of the guarantors’ existing and future senior subordinated debt and ahead of all of the guarantors’ existing and future debt that expressly provides that it is subordinated to the guarantee of the Notes.

Clear Channel Worldwide intends to use the proceeds from the Notes to redeem all of its outstanding 7.625% Series A and Series B Senior Subordinated Notes due 2020 and satisfy and discharge the indenture governing such notes. Clear Channel Worldwide delivered today a conditional notice of redemption, calling such notes for payment on March 6, 2019. The redemption is conditioned on the closing of this offering and the notice thereof may be rescinded or amended if necessary.

The Notes and related guarantees will be offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with over 450,000 displays in 31 countries across Asia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 44 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes more than 1,200 digital billboards across 28 markets in the U.S. and over 13,000 digital displays in international markets.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current Clear Channel Outdoor Holdings, Inc.’s management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the offering, the anticipated terms of the Notes and the anticipated use of the proceeds of the offering. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not the offering will be consummated and the terms of the Notes and the size, timing and use of proceeds of the offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel Outdoor Holdings, Inc.’s ability to control or predict. Clear Channel Outdoor Holdings, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Eileen McLaughlin

Vice President – Investor Relations

(212) 377-1116

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